FOR IMMEDIATE RELEASE

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
INVESTOR CONTACTS:    NATE WALLACE                        RAJ RAJAJI
                      Manugistics Group, Inc.             Manugistics Group, Inc.
                      Director, Investor Relations        Chief Financial Officer
                      301-984-5059                        301-984-5087

PRESS CONTACTS:       DIDI BLACKWOOD                      EAMON BOBOWSKI
                      Manugistics Group, Inc.             Ogilvy PR (For Manugistics)
                      dblackwo@manu.com                   eamon.bobowski@ogilvypr.com
                      301-984-5330                        202-736-1652
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                  MANUGISTICS POSTS RECORD REVENUE, STRONG NET
                 INCOME, DRIVEN BY LICENSE FEES INCREASE OF 146
                      PERCENT OVER SAME QUARTER LAST YEAR

ROCKVILLE, MD. -- DECEMBER 19, 2000 -- Manugistics Group, Inc. (Nasdaq: MANU), a leading global provider of intelligent supply chain and eBusiness solutions for enterprises and marketplaces, today reported the results of its record third quarter fiscal 2001 that reflect the company's growing profitability and market momentum.

For the three-month period ended November 30, 2000, license fees increased 146 percent to $35.8 million from $14.6 million in the same quarter of the prior year. Total revenues increased 96 percent to $70.0 million - the largest amount of total revenue for any fiscal quarter in the company's operating history - from $35.8 million in the same quarter of the prior year. During the third quarter, the company announced a two-for-one stock split of Manugistics common stock, which began trading on a post-split basis on December 8, 2000.

For the three month period ended November 30, 2000, net income excluding non-cash stock compensation benefit was $3.4 million - or $.12 per basic and $.10 per diluted share on a pre-split basis - and $.06 per basic and $.05 per diluted share on a two-for-one split-adjusted basis. All other per-share amounts found in this announcement reflect the two-for-one stock split of Manugistics common stock. This net income excluding non-cash stock compensation benefit of $3.4 million compares to a net loss of $4.8 million, or $.09 per basic and diluted share, in the same quarter of the prior year. Including the non-cash stock compensation benefit associated with the re-priced stock options granted to employees in January, 1999, the company reported net income of $9.4 million, or $.16 per basic and $.14 per diluted share, for the three-month period ended November 30, 2000.

"Our focused, vertical market approach, and the significant investments we've made in our solutions, are two key factors propelling Manugistics success and momentum in the market," said Greg Owens, Manugistics' chief executive officer and chairman designate. "We are providing the industry-specific solutions our clients need to give them a competitive advantage in the market, furthering our goal of outpacing the market growth rate."

"Our eBusiness offerings continue to gain traction - accounting for nearly 40 percent of our license fees this quarter," Owens continued. Key marketplace wins include Elemica, a premier consortium-backed eMarketplace for the chemical industry, and Instill, which is using

Manugistics solutions to power a new eBusiness offering for foodservice. Manugistics also continues to demonstrate its dominance in transportation-related exchanges, signing new deals including Agora Europe - a new transportation marketplace - and VALEPONTOCOM (an investment of Companhia Vale do Rio Doce (CVRD)), which is nearing completion of Multistrata, a South American logistics portal.

The company experienced continued strong demand in the third quarter for its electronics and high technology solutions. In addition to the previously announced deal with Cisco Systems to help it develop an extended global collaborative supply chain network, Manugistics signed significant software license contracts in the quarter with Emerson, Juniper Networks, Lexmark, and NTT DoCoMo, Inc.

The company also signed significant new software licensing contracts in the apparel, footwear and textiles; chemicals; consumer packaged goods; motor vehicles and parts; transportation; and retail industries; and in the government sector - where the company signed the largest deal in its operating history, a contract with Andersen Consulting in support of the Defense Logistics Agency's Business Systems Modernization program.

Owens continued, "Upon completing the acquisition of Talus Solutions, Inc., Manugistics will assume the leadership position in pricing and revenue optimization, substantially differentiating our solutions from those of our competition. We are already seeing considerable interest for these solutions from within our installed client base - as well as in numerous joint sales cycles - which we expect will begin to translate into revenue early in our next fiscal year. More importantly, the integration of Talus' products into Manugistics' core offerings is on track to produce an entirely new category of solutions designed to help enterprises and marketplaces increase revenue, lower operating costs, enhance profitability and accelerate growth." The Talus acquisition is expected to close on December 21, 2000, subject to the completion of normal closing requirements.

Rich Bergmann, Manugistics' newly announced president, commented further, "Manugistics' industry domain expertise, and best-of-breed solutions with their proven ease and speed of implementation, are enabling us to win business across key industry verticals around the world. Companies are increasingly recognizing Manugistics' leadership position in supply chain optimization and B2B infrastructure, and the return on investment that our solutions can quickly deliver," said Bergmann. "Our market momentum and strong sales execution have enabled us to grow our sales pipeline, increase quarterly sales visibility, and win against the competition."

For the nine-month period ended November 30, 2000, Manugistics' license fees increased 135 percent to $90.3 million from $38.4 million in the same nine-month period of the prior year. Total revenue grew 64 percent to $178.7 million from $108.8 million in the same nine-month period last year. Net income excluding non-cash stock compensation expense was $3.2 million or $.06 per basic and $.05 per diluted share, for the nine-month period ended November 30, 2000. This pro-forma net income compares to the net loss of $7.9 million, or $.14 per basic and diluted share, in the nine-month period ended November 30, 1999. Including the non-cash stock compensation expense associated with the re-priced stock options granted to employees in January, 1999, the company reported a net loss of $11.4 million, or $.20 per basic and diluted share, for the nine-month period ended November 30, 2000.

THIRD QUARTER HIGHLIGHTS:

        STRONG SALES EXECUTION IN THE UNITED STATES: The company signed significant software license agreements with U.S.-based corporations such as Cisco Systems, Inc., The Astec Power Division of Emerson, FreightWise, Inc., Harley-Davidson, Inc., Juniper Networks, Inc., Lexmark International, Inc., Levi Strauss & Co., Scholastic, Inc. and the Vulcan Chemical Business Group of Vulcan Materials Company.

        INCREASED MARKET PENETRATION GLOBALLY: In addition to key wins in the United States, the company signed significant software license agreements throughout the rest of the Americas, across Europe, and in Asia and Australia, with companies such as Agora Europe S.A., Arnott's Biscuits Limited, Cabot Corporation, Diamant Boart S.A., Elemica Holdings Limited, Fabrica Nacional de Lija, S.A. de C.V., Geodis Logistics France, Elektra S.A. de C.V., Mitsui Chemicals, Inc., NTT DoCoMo, Inc., Parmalat Food, Inc., Unipart Group Ltd., and VALEPONTOCOM S.A.

        The company also executed an important strategic move into European government markets, announcing this past week that it had been awarded a Basic Order Agreement (BOA) by the NATO Consultation, Command and Control Agency (NC3A). The agreement gives NATO's 19 member nations, 27 partner countries, and numerous governmental agencies - including NC3A - direct access to Manugistics' solutions.


        SUCCESSFUL CONVERTIBLE NOTE PLACEMENT: During the third quarter, Manugistics successfully completed a private placement of $250 million principal amount of 5% Convertible Subordinated Notes due 2007. The company received total net proceeds of approximately $242 million from the completed offering. As previously announced, the company expects to use the net proceeds for working capital and general corporate purposes, including capital expenditures and research and development. The company may also use portions of the net proceeds to acquire businesses, products, and technologies that complement or expand its business.


        LEADERSHIP DEVELOPMENTS: As previously announced, company founder William M. Gibson, chairman of the board of directors, plans to retire at the end of the company's fiscal year on February 28, 2001. With the recommendation of Gibson, the board named Greg Owens chairman designate, to succeed Gibson upon his retirement. Owens continues to serve as chief executive officer, relinquishing the title of president.


        The company also made two key leadership appointments.


        Richard F. Bergmann was named president of the company. Prior to becoming president, Bergmann was Manugistics' executive vice president of global sales and services, leading a team recognized for world-class sales execution and delivery of Manugistics' supply chain and eBusiness solutions.

        The company named Gregory C. Cudahy executive vice-president of pricing and revenue management. In this new position, Cudahy will be responsible for the Talus pricing and revenue optimization solutions and integrating them into Manugistics' core business. In addition, he will provide leadership for Manugistics strategic consulting efforts on a global basis. Cudahy was formerly the partner responsible for the North American practice of Andersen Consulting's Supply Chain Management (SCM) Line of Business.

        ENVISION2000 EUROPE AND JAPAN: Manugistics built on the success of its enVISION2000 client conference held this past July in Orlando, Fla., holding two additional conferences in Europe (Cannes) and Japan (Tokyo). Attendance at the three-day European event was more than double last year's, with strong partner and client presence representing 19 countries - evidence of Manugistics' increased momentum across the region. In Japan, attendance jumped 50 percent at the event over last year. The event was sponsored by such leading Japanese companies as Fujitsu, NEC, NTT Communications, and Nippon Steel.


CONFERENCE CALL INFORMATION


Manugistics has scheduled a simultaneous conference call and Web-cast for Tuesday, December 19, 2000 at 5:00 PM Eastern Standard Time to discuss the company's performance in its third quarter of fiscal 2001. Interested parties may listen to the Web-cast by going to the Web-cast by going to http://www.manugistics.com/ir/


A recording of the call will be available from 7:00 PM EST Tuesday, December 19th through 7:00 PM EST Thursday, December 21st. To listen to the recording, callers within North America may call 1-800-633-8284. Callers outside North America may call 858-812-6440. Callers to the recording will be required to enter the access number for this call, which is 17162597.


ABOUT MANUGISTICS GROUP, INC.

Headquartered in Rockville, Md., Manugistics Group, Inc. is a leading global provider of intelligent supply chain and eBusiness solutions for enterprises and marketplaces. With nearly 1000 clients, Manugistics helps power intelligent decisions for profitable growth in leading companies such as 3Com, Amazon.com, BP, Brown & Williamson, Coca-Cola Bottling, Compaq, DuPont, eConnections, FreightWise, General Electric, Harley-Davidson, Hormel, Nestle, Texas Instruments and Unilever.


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to risks and uncertainties, and there are important factors that could cause actual results to differ materially from those anticipated by such statements. Certain of such statements may be identified by use of words or phrases such as "anticipate," "believe," "continue," "estimate," "expect," "foresee," "future," "intend," "optimistic," "positioned," "well-positioned" or "will." A discussion of these factors is set forth in the company's Annual Report on Form 10-K for the year ended February 29, 2000, and the Company's subsequent Quarterly Reports on Form 10-Q (in each case under the caption "Factors That May Affect Future Results," within the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the reports) and other reports and documents filed with the Securities and Exchange Commission which are publicly available. Copies of these documents may also be obtained by contacting the company's


Investor Relations department at 301-984-5409. The company assumes no obligation to update the information contained in this press release.

                                       ###

Manugistics is a registered trademark, and the Manugistics logo, the phrase
"Leveraged Intelligence," and NetWORKS are trademarks, of Manugistics Group,
Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Additional information about Manugistics can be found at the company's site on the World
Wide Web, at http://www.manugistics.com





                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

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
                                               November 30,       February 29,
                                                  2000                2000
                                           ------------------- -------------------
                                               (Unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                     $  25,779             $  34,051

   Marketable securities                           254,995                17,496

   Accounts receivable - net                        72,094                38,705

   Other current assets                              6,314                 9,252
                                           -----------------   -------------------
           Total current assets                    359,182                99,504

PROPERTY AND EQUIPMENT - NET                        14,529                14,157

NONCURRENT ASSETS:
   Software development costs - net                 16,046                16,514
   Intangibles and other assets - net               18,210                 9,477
   Deferred tax asset                               26,165                12,776
                                           -----------------   -------------------
TOTAL                                           $  434,132             $ 152,428
                                           =================   ===================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                               $  5,613              $  5,792
   Accrued liabilities                              31,663                19,024
   Restructuring Accruals                            1,674                 5,130
   Line of Credit                                        -                 6,000
   Deferred revenue                                 32,592                26,727
                                           -----------------   -------------------
          Total current liabilities                 71,542                62,673

LONG-TERM LIABILITIES                              250,116                   283

LONG-TERM RESTRUCTURING ACCRUAL                      2,254                 2,754

STOCKHOLDERS' EQUITY                               110,220                86,718
                                           -----------------   -------------------
TOTAL                                           $  434,132             $ 152,428
                                           =================   ===================


                    MANUGISTICS GROUP, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                              Three Months Ended          Nine Months Ended
                                                   November 30,              November 30,
                                           ----------    ----------    ---------  ----------
                                             2000          1999          2000       1999
                                           ----------    ----------    ---------  ----------
REVENUES:
   License fees                            $ 35,807      $ 14,571    $  90,290    $ 38,423
   Services                                  20,557         9,631       49,096      36,794
   Solution support                          13,632        11,592       39,279      33,565
                                           ----------    ----------    ---------  ----------
     Total revenues                          69,996        35,794      178,665     108,782
                                           ----------    ----------    ---------  ----------

OPERATING EXPENSES:
   Cost of license fees                       4,772         3,686       14,365       9,596
   Cost of services                          14,344        10,789       39,636      32,703
   Sales and marketing                       30,710        15,074       78,844      43,212
   Product development                        8,964         7,516       25,179      21,977
   General and administrative                 5,972         3,896       16,282      11,736
   Restructuring costs                            -          (17)            -       (699)
   Non-cash stock compensation (benefit)
   expense                                  (6,073)             -       14,638          -
                                           ----------    ----------    ---------  ----------
     Total operating expenses                58,689        40,944      188,944     118,525
                                           ----------    ----------    ---------  ----------

INCOME (LOSS) FROM OPERATIONS                11,307       (5,150)     (10,279)     (9,743)

OTHER INCOME-NET                                306           360        1,021       1,235
                                           ----------    ----------    ---------  ----------

NET INCOME  (LOSS) BEFORE INCOME TAXES       11,613       (4,790)      (9,258)     (8,508)


PROVISION (BENEFIT) FOR INCOME TAXES          2,190            15        2,154       (657)
                                           ----------    ----------    ---------  ----------

NET INCOME  (LOSS)                         $  9,423      $(4,805)    $ (11,412)   $(7,851)
                                           ==========    ==========    =========  ==========


NET INCOME (LOSS) PER SHARE  -BASIC        $   0.16      $ (0.09)    $   (0.20)   $ (0.14)
                                           ==========    ==========    =========  ==========
NET INCOME (LOSS) PER SHARE -DILUTED       $   0.14      $ (0.09)    $   (0.20)   $ (0.14)
                                           ==========    ==========    =========  ==========

SHARES USED IN SHARE COMPUTATION
    BASIC                                    57,969        55,180        57,083     54,594
    DILUTED                                  66,224        55,180        57,083     54,594

PER SHARE EXCLUDING NON-CASH  STOCK
COMPENSATION (BENEFIT) EXPENSE
NET INCOME ( LOSS) PER SHARE-BASIC          $  0.06        (0.09)         0.06      (0.14)
                                            ==========   ==========    ========== ==========
NET INCOME (LOSS) PER SHARE-DILUTED         $  0.05      $ (0.09)    $    0.05    $ (0.14)
                                           ==========    ==========    =========  ==========

SHARES USED IN SHARE COMPUTATION
    BASIC                                    57,969        55,180        57,083     54,594
    DILUTED                                  66,224        55,180        64,471     54,594
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